As filed with the Securities and Exchange Commission on July 10, 2026

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YY Group Holding Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 Paya Lebar Road

#09-13/14/15/16/17

Paya Lebar Square

Singapore 409051

Tel: +65 9842 0085

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
United States
(800) 221-0102

(Name, Address and Telephone Number of Agent For Service)

With copies to:

Zhi Yong (Jason) Phua Chief Financial Officer 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051 Tel: +65 9842 0085	Wei Wang, Esq. 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 10, 2026

YY Group Holding Limited

US$100,000,000

Class A Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time, in one or more offerings, up to $100,000,000, in the aggregate, of Class A ordinary shares, debt securities, warrants, subscription rights and units (collectively, the “securities”) of YY Group Holding Limited (the “Company”, “we”, “us”, and “our”). We may offer, issue and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus as well as documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 14 of this prospectus.

We are both an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 500 votes per share based on our dual-class share structure. Class A ordinary share or Class B ordinary share are not convertible to any other class of share at any time under any circumstances. See “Description of Securities.”

Mr. Xiaowei Fu, our Chairman, Executive Director, and Chief Executive Officer, currently beneficially owns an aggregate of 99.87% of our voting power, as of the date of this prospectus. Mr. Fu has control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval. See “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3D. Risk Factors — Risks Related to Ownership of our Ordinary Shares — Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Securities Exchange Commission (the “SEC”) on April 21, 2026, as amended by Amendment No. 1 to Form 20-F filed with the SEC on April 24, 2026 (the “2025 Annual Report”) , which is incorporated by reference in this prospectus.

As a result of Mr. Fu’s significant ownership, we are deemed a “controlled company” under Nasdaq listing rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, the investors would not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our Class A ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our Class A ordinary shares. See “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3D. Risk Factors — Risks Related to our Securities — As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” in our 2025 Annual Report.

Our Class A ordinary shares are traded on the Nasdaq Capital Market under the symbol “YYGH.” The last reported sale price for ordinary shares on July 9, 2026 as quoted on the Nasdaq Capital Market was $1.37 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by such prospectus supplement.

Investing in our securities involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to continue to offer securities to investors. The securities offered in this prospectus are shares of our British Virgin Islands holding company, which has no material operations of its own and conducts its operations through our operating entities established in Singapore, Malaysia, Thailand, Vietnam, and Hong Kong, among others. See “Risk Factors” of this prospectus and the section entitled “Item 3D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide any other information. We are offering the securities only where offers and sales are permitted. We are not offering the securities in any jurisdiction where the offer or sale is not permitted or to any person to whom it is unlawful to make such an offer or sale.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” in this prospectus.

Certain Definitions

The following is a summary of certain defined terms that we use throughout this prospectus:

●	“24IFM” means 24IFM Pte. Ltd., a private company limited by shares incorporated in Singapore.

●	“Amended and Restated Memorandum and Articles of Association” means the memorandum and articles of association of our Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, and as amended and / or restated (as the case may be) from time to time.

●	“BVI” means the British Virgin Islands.

●	“Class A ordinary shares” means a class of shares of the Company with no par value and entitled to one (1) vote per share.

●	“Class B ordinary shares” means a class of shares of the Company with no par value and entitled to five hundred (500) votes per share.

●	“Companies Act” means the BVI Business Companies Act, 2020 Revised Edition of the BVI.

●	“Exchange Act” means The Securities Exchange Act of 1934, as amended.

●	“MVG” means Mediaplus Venture Group Pte. Ltd., a BVI company and its subsidiaries. The subsidiaries are Mediaplus Digital Pte. Ltd., a private company limited by shares incorporated in Singapore; Mediaplus Digital Sdn. Bhd., a private company limited by shares incorporated in Malaysia; Mplus Elite Pte. Ltd., a private company limited by shares incorporated in Singapore and M Synergates Pte. Ltd., a private company limited by shares incorporated in Singapore.

●	“Nasdaq” means The Nasdaq Stock Market LLC.

●	“PCAOB” means The Public Company Accounting Oversight Board.

●	“PFS” means Property Facility Services Pte. Ltd., a Singapore private company limited by shares.

●	“RM” means Malaysian ringgit, the lawful currency of Malaysia.

●	“S$” or “SGD” means Singapore dollar(s), the lawful currency of Singapore.

●	“SEC” means the United States Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“US$” or “$” means United States dollar(s), the lawful currency of the United States of America.

●	“We,” the “Company”, “our company” means YY Group Holding Limited, a British Virgin Islands holding company, and together with all of its subsidiaries.

●	“YY Circle (HK)” means YY Circle (HK) Pte. Limited, a limited liability company incorporated in Hong Kong.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus, and our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 and related notes in our 2025 Annual Report incorporated by reference in this prospectus, before deciding to invest in our Class A ordinary shares.

Company Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore, Malaysia and other countries.

Since our inception in 2010, we have established ourselves as a trusted and experienced manpower supplier in the traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of June 30, 2026, we have a total of 857 customers, with 218 customers in cleaning services business and 212 customers in the manpower outsourcing business. For the YY App, we recorded 998,575 downloads, and 303,348 total active users as of June 30, 2026, increasing from 903,952 downloads and 268,241 total active users recorded as of December 31, 2025. The daily, weekly, and monthly active users as of June 30, 2026 were 5,613, 15,584 and 35,743, respectively, and we have conversion and average retention rates of approximately 18.91% and 30.90%, respectively. The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man hours deployed approximated 14 million hours since our platform commenced operations in 2019. We believe that our diverse range of listings and comprehensive range of man-power related services, including hospitality, food and beverages, retails, logistics, and office administration, provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for meetings, incentives, conferences, and exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet cleaning central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of June 30, 2026, we had 551 active cleaners, available to service our customers based on the existing cleaning engagements.

In June 2026, as part of our efforts to explore new business opportunities and integrate advanced technology into our operations, we began deploying several humanoid robots within our facility management business. In parallel, our cleaning staff now wear data-collection devices during their shifts to capture detailed information about their work processes. The data collected is processed by our data training laboratories to develop and refine AI models that enable robots to perform the same tasks. This initiative is currently in its early stages, and we are continuing to evaluate and enhance the deployment strategy.

Recent Developments

Acquisitions

For the period from January 2025 to July 2025, the Company completed a series of acquisition transactions, which are disclosed in the Company’s reports on Form 6-K and incorporated herein by reference, to acquire interests in the following entities, pursuant to their respective purchase agreements:

●	On January 2, 2025, the Company completed the acquisition of 54% of the total share capital of Mediaplus Venture Group Pte Ltd, a leading digital marketing and web development firm based in Singapore and Malaysia, for consideration consisting of (1) a cash payment of S$1,325,000 and (2) 9,260 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026). Upon the completion of the acquisition, the Company issued 9,260 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) to the shareholders of Mediaplus. The Company anticipates that this strategic acquisition will drive revenue growth over the next three years. This growth will be further supported by YY Group’s concurrent expansion into new markets with its manpower outsourcing business, demonstrating the Group’s commitment to sustained development and diversification.

●	On February 3, 2025, the Company completed the acquisition of 99.99997% of the total share capital of Property Facility Services Pte. Ltd. (“PFS”) for total consideration consisting of (1) a cash payment in the amount of S$816,000; (2) a deferred cash payment in the amount of S$784,000, payable twelve months from completion, subject to a downward adjustment of up to S$500,000 based on the net asset value of PFS as of December 31, 2024; and (3) 150,770 Class A ordinary shares (the “Consideration Shares”). This strategic acquisition strengthens our position in the Integrated Facility Management (IFM) industry and lays the groundwork for a transition to automated and digitalized facility management services. Pursuant to the supplemental letter to the SPA dated January 29, 2026, the remaining deferred cash consideration is to be settled in tranches (together with any applicable interest and agreed set-offs): S$262,600 became due on March 2, 2026; S$273,000 became due on June 30, 2026, which is expected to be paid by the end of July 2026; and SGD 285,120 will be due on September 30, 2026. With respect to the share consideration, the seller agreed to settle such consideration in cash of S$ 392,000 replacing the Consideration Shares, which amount is scheduled to be paid on April 15, 2026. On March 4, 2026, the Company paid S$262,600 to the seller, together with interest accrued at 1% per month, in accordance with the amended payment terms.

●	On April 14, 2025, the Company completed the acquisition of 90% of the total share capital of YY Circle (HK) for consideration of 1,900,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) of the Company. Upon the completion of the acquisition, the Company issued 1,900,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) of the Company to the shareholders of YY Circle (HK).

●	On April 21, 2025, the Company entered into an Asset Purchase Agreement (the “24iFM Agreement”) with a certain seller, pursuant to which the Company agreed to acquire the managing facilities application named as 24iFM, its related software licenses, and intellectual property rights from such seller, for consideration of 4,000,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026). On June 10, 2025, the Company completed the acquisition of the assets of 24iFM and issued 4,000,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) to the seller.

●	On June 2, 2025, the Company completed the acquisition of 49% of the total share capital of YY Circle (TH) for consideration of 2,000,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026).

●	On June 5, 2025, the Company completed the acquisition of 100% of the total share capital of Uniforce Security Pte. Ltd. for a cash consideration of S$1,000,000.

●	On June 17, 2025, the Company completed the acquisition of 53% of the total share capital of TransOcean Oil Pte. Ltd. for a consideration of 4,500,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) of the Company.

●	On July 1, 2025, the Company completed the acquisition of 100% of the total share capital of Pesticide Pest Control Pte Ltd. for consideration of S$150,000.

Nasdaq Compliance

On October 23, 2025, the Company received a letter from Nasdaq notifying the Company that the minimum closing bid price per share for its Class A ordinary shares was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter did not result in the immediate delisting of the Class A ordinary shares, and the shares continued to trade uninterrupted under the symbol “YYGH.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until April 20, 2026, to regain compliance with Nasdaq’s minimum bid price requirement. On April 15, 2026, the Company received written notice from the Staff that the Company had regained compliance with the Minimum Bid Price Requirement. The Staff determined that for the sixteen (16) consecutive business days from March 23, 2026 to April 14, 2026, the Company was able to maintain a minimum bid price of $1.00 per share. The prior bid price deficiency matter is now closed.

Charter Amendments

On December 31, 2025, the Company, by a resolution of the shareholders pursuant to Regulation 7.21 of the Company’s articles of association, approved and adopted the Amended and Restated Memorandum and Articles of Association of the Company to change the voting rights of the Company’s Class B ordinary shares from 20 votes per share to 500 votes per share. The shareholder resolution was approved by a majority of the holders of Class A ordinary shares of the Company. The Company filed the Amended and Restated Memorandum and Articles of Association with the Registry of Corporate Affairs of the British Virgin Islands on January 16, 2026.

Financings

September 2025 Offering

On September 10, 2025, the Company entered into a Securities Purchase Agreement, which was amended and restated on September 11, 2025, with certain institutional investors for a follow-on offering of 9,523,812 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026)(the “September 2025 Shares”), and warrants to purchase up to 14,285,718 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026)(the “September 2025 Warrants”). Each September 2025 Share was sold with 1.5 September 2025 Warrants, at a price of $$0.42 per Class A ordinary share (without giving effect to the reverse share splits in March 2026 and June 2026) and accompanied September 2025 Warrants. The September 2025 Warrants are exercisable immediately after the date of issuance at an exercise price of $0.50 per share (without giving effect to the reverse share splits in March 2026 and June 2026) and will have a term of 3.5 years after issuance. The Company also entered into a placement agency agreement, dated September 10, 2025, with FT Global Capital, Inc. to act as exclusive placement agent on a best efforts basis in connection with the offering, pursuant to which the Company agreed to pay the FT Global Capital, Inc. a cash fee equal to 7.5% of the gross proceeds raised in the offering and a non-accountable expense allowance of up to $45,000. The Company issued the September 2025 Shares and the September 2025 Warrants on September 11, 2025. The Company received gross proceeds, before deducting any fees or expenses, of approximately $4 million. The securities were offered and sold pursuant to an effective registration statement on Form F-3 (SEC File No. 333-286705), that was filed with the U.S. Securities and Exchange Commission on April 23, 2025, and declared effective on April 30, 2025 (the “F-3 Registration Statement”), the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated September 10, 2025.

On January 27, 2026, the Company entered into warrant repurchase agreements with the holders of the September 2025 Warrants (the “Holders”), pursuant to which the Company repurchased all unexercised 14,285,718 (without giving effect to the reverse share splits in March 2026 and June 2026) September 2025 Warrants at a repurchase price of $0.06 per September 2025 Warrant (without giving effect to the reverse share splits in March 2026 and June 2026), for total purchase price of $857,143. The Company has also granted the Holders a participation right on a pro-rata basis of one third in any Subsequent Placement (as defined in the warrant repurchase agreements), subject to certain exemptions, undertaken by the Company for a period from the date of the warrant repurchase agreements to December 11, 2026.

Financings with Ault Lending and Its Affiliates

On January 28, 2026, the Company issued a secured promissory note to Ault Lending, LLC in the principal amount of $1,100,000 for a purchase price of $1,000,000. The principal amount includes an original issuance discount of $80,000 and a one-time due diligence and structuring fee of $20,000. In connection with the promissory note, on January 28, 2026, Fu Xiaowei, the Company’s Chairman of Board and Chief Executive Officer, and Zhang Fan, the Company’s Executive Director (collectively, the “Pledgors” and each, a “Pledgor”), entered into a pledge agreement with the Ault Lending, LLC. Pursuant to the pledge agreement, the Pledgors pledged to Ault Lending, LLC 100% of the Class A ordinary shares and Class B ordinary shares of the Company held by the Pledgors (collectively, the “Pledged Shares”). The pledge agreement secures all of the Company’s obligations under the promissory note and grants Ault Lending, LLC a continuing, first-priority security interest in the Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the promissory note, Ault Lending, LLC is entitled to exercise customary secured party remedies with respect to the Pledged Shares, subject to applicable notice and cure provisions. In connection with the foregoing offering, Spartan received a placement fee in the amount of $70,000 for serving as placement agent of such offering. On March 4, 2026, the Company repaid the promissory note in full, including accrued interest, in an aggregate amount of $1,109,945.21 to Ault Lending, LLC.

On February 27, 2026, the Company entered into a securities purchase agreement with Ault Lending, LLC and a certain other institutional investor, pursuant to which the Company will offer and sell, in two tranches (i) up to $11,880,000 in aggregate principal face amount of 8% original issue discount Convertible Promissory Notes of the Company (each a “Convertible Note” and collectively, the “Convertible Notes”), which Convertible Notes shall be convertible (the “Conversion Shares”) into Class A ordinary shares pursuant to the terms and conditions set forth in the Convertible Notes and (ii) related warrants (each a “Warrant” and collectively, the “Warrants”), which Warrants are exercisable for Class A ordinary shares (the “Warrant Shares”). At the initial closing of the offering on March 2, 2026, the Company issued (a) Convertible Notes in the aggregate principal amount of $5,940,000, reflecting gross proceeds prior to expenses and fees in connection with the offering of $5,500,000 after giving effect to the 8% original issue discount, and (b) Warrants to purchase up to 47,255,369 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) (the “Initial Tranche”). Pursuant to a term sheet entered into between the Company and Ault & Company, Inc., a Delaware corporation and an affiliate of Ault Lending, LLC on February 21, 2026 (the “Ault Term Sheet”), the Company agreed to purchase Series C Redeemable Preferred Stock (the “Ault Preferred Shares”). In connection with the closing of the initial tranche of the Convertible Notes, $1 million of proceeds received by the Company from the Initial Tranche was deposited into an escrow account to be released for the purchase of Ault Preferred Shares on March 2, 2026.

The Convertible Notes carry an 8% original issue discount and have a term of 24 months from the original issuance date (the “Maturity Date”). In addition to the original issue discount, the Convertible Notes bear interest at a rate of 10% per annum, payable in cash upon the Maturity Date or in Class A ordinary shares upon the earlier conversion of the Convertible Notes, unless an event of default occurs, in which case the interest rate shall be increased to eighteen percent (18%) per annum, payable in cash in arrears on the first trading day of each calendar month during the continuance of such event of default. The Convertible Notes are convertible at the option of the holder into Conversion Shares at any time after their issuance. The conversion price is the greater of (x) $0.092 (without giving effect to the reverse share splits in March 2026 and June 2026) (the “Floor Price”), which Floor Price shall be adjusted for share dividends, share splits, stock combinations and other similar transactions, and (y) the lower of 80% of the lowest trading price of the Class A ordinary shares during the six (6) trading days immediately prior to (A) the date of the securities purchase agreement or (B) the conversion date, but not greater than $1.50 per share (without giving effect to the reverse share splits in March 2026 and June 2026), subject to adjustment as provided in the Convertible Notes. The holder’s ability to convert is subject to a beneficial ownership limitation of 4.99% (which may be increased up to 9.99% upon 61 days’ notice). The Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. Holders may, in lieu of making the cash payment otherwise contemplated to be made upon the exercise of the Warrants, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined in accordance with the formula set forth therein.

In connection with the foregoing offering, Spartan Capital Securities, LLC acted as the exclusive placement agent and the Company agreed to pay Spartan Capital Securities, LLC a cash commission equal to 7.5% of the aggregate gross proceeds and to reimburse the accountable expenses incurred by the Placement Agent of up to $125,000. In addition, certain employees of Spartan Capital Securities, LLC entered into an agreement with Ault Lending, LLC whereby they are participants in the investment by Ault Lending, LLC into the Company as discussed above and such employees may receive profits as a result of such participation.

On or prior to the thirtieth (30th) calendar day following the date of the securities purchase agreement (or if such day is not a trading day, on the next succeeding trading day), subject to the terms and conditions set forth therein, the Company will issue to the investors (i) additional Convertible Notes in the aggregate principal amount of $5,940,000 (the “Second Tranche”), reflecting gross proceeds prior to expenses and fees in connection with the offering of up to $5,500,000 after giving effect to the 8% original issue discount, and (ii) Warrants to purchase initially up to a number of Warrant Shares equal to 100% of the number of Conversion Shares issuable under the Convertible Note issued in the Second Tranche issued on the closing date of the Second Tranche, subject to adjustment as set forth therein. The securities were offered and sold pursuant to the F-3 Registration Statement, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated February 27, 2026.

As of the date of this registration statement, the Second Tranche has not been completed.

During March 2026, holders exercised a series of partial conversions of the Convertible Notes and exercises of the Warrants. An aggregate principal amount of $375,000 of Convertible Notes, together with approximately $760 of accrued interest, was converted into an aggregate of 3,817,336 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) between March 9, 2026 and March 12, 2026. In addition, holders exercised warrants relating to an aggregate of 25,185,012 underlying warrant shares between March 2, 2026 and April 22, 2026, resulting in the issuance of 31,333,900 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) on a cashless exercise basis. In April, In total, the Company issued 35,151,236 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) in connection with such Convertible Note conversions and Warrant exercises.

As a result of the Reverse Share Splits (As defined and fully described below), the floor price of the Convertible Notes and Warrants, respectively, was adjusted from $0.092 per share to $4.60 per share and the number of Warrant Shares was adjusted from 47,255,369 to 945,108 Class A ordinary shares. Additionally, pursuant to the Convertible Notes, if the Event Market Price (as defined in the Convertible Notes) is less than the Conversion Price (as defined in the Convertible Notes) then in effect, then on the sixteenth (16th) trading day immediately following the Reverse Share Split, the Conversion Price then in effect on such sixteenth (16th) trading day shall be reduced (but in no event increased) to the Event Market Price. Event Market Price means, the quotient determined by dividing (x) the sum of the VWAP of the Class A ordinary shares for each of the five (5) trading days with the lowest VWAP of the Class A ordinary shares during the fifteen (15) consecutive trading day period ending and including the trading day immediately preceding the sixteenth (16th) trading day after the Reverse Share Split, by (y) five (5).

On March 18, 2026, following the Ault Term Sheet, the Company entered into a share purchase agreement (the “Ault Agreement”) with Ault & Company, Inc. Pursuant to the Ault Agreement, the Company agreed to purchase, from time to time, up to 250,000 shares of Ault Preferred Shares. The purchase price is $1,000 per Preferred Share, with each such share having a stated value of $1,000. The Company’s obligation to purchase the Ault Preferred Shares is subject to conditions set forth in the share purchase agreement, as well as the delivery of Drawdown Notices in accordance with the specific procedures further detailed in the share purchase agreement. As of the date of this prospectus, the Company has not purchased any Ault Preferred Shares. The $1 million deposited by the Company on March 2, 2026, remains in the escrow account.

The At-the-Market Offering

On February 27, 2026, the Company entered into an at-the-market sales agreement (the “Sales Agreement”) with Spartan Capital Securities, LLC, serving as the lead sales agent, and Wilson-Davis & Co., Inc., serving as an additional agent, pursuant to which the Company may offer and sell, from time to time at its sole discretion through the sales agents, Class A ordinary shares, no par value, of the Company up to an aggregate offering price of $20 million. Sales of shares under the Sales Agreement, if any, will be affected in accordance with the sales agents’ customary trading and sales practices and applicable laws and regulations. The sales agents are entitled to a commission equal to 3.75% of the gross proceeds from any shares sold under the Sales Agreement, and the Company has agreed to provide customary indemnification and contribution to the Sales Agents. The Company expects to use the net proceeds from the ATM facility to pay off the remaining cash portion for the acquisitions completed in 2025, and for working capital purposes and business expansion for the overseas markets. On June 16, 2026, the Company announced the termination of the ATM facility. The Company raised aggregate net proceeds of $19.1 million from the sale of 152,479,008 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) under the Sales Agreement. The securities were offered and sold pursuant to the F-3 Registration Statement, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated February 27, 2026.

Reverse Splits

On March 13, 2026, the board of directors of the Company approved (i) a reverse share split of the Company’s Class A ordinary shares at a ratio of 1-for-50 (the “March 2026 Reverse Share Split”), such that (a) every fifty (50) issued Class A ordinary shares, no par value, will be combined into one (1) issued Class A ordinary share, no par value, and (b) no fractional shares will be issued in connection with the Reverse Share Split. Shareholders who would otherwise receive a fraction of a Class A ordinary share of the Company will receive one full share. The March 2026 Reverse Share Split became effective on March 23, 2026.

On June 12, 2026, the board of directors of the Company approved (i) a reverse share split of the Company’s Class A ordinary shares at a ratio of 1-for-30 (the “June 2026 Reverse Share Split”), such that (a) every thirty (30) issued Class A ordinary shares, no par value, will be combined into one (1) issued Class A ordinary share, no par value, and (b) no fractional shares will be issued in connection with the Reverse Share Split. Shareholders who would otherwise receive a fraction of a Class A ordinary share of the Company will receive one full share. The June 2026 Reverse Share Split became effective on June 23, 2026.

Summary of Significant Risk Factors

You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks and uncertainties we face, organized under relevant headings. Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:

Risks related to Our Business and Industry

●	Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations.”

●	We depend on a small number of individuals who constitute our current management. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We depend on a small number of individuals who constitute our current management.”

●	Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings.”

●	We may not be able to maintain and/or obtain approvals, licenses, and registrations necessary to carry on or expand our business. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may not be able to maintain and/or obtain approvals, licenses and registrations necessary to carry on or expand our business.”

●	We may from time to time be subject to legal and regulatory proceedings and administrative investigations. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may from time to time be subject to legal and regulatory proceedings and administrative investigations.”

●	Misconduct and errors by our employees could harm our business and reputation. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Misconduct and errors by our employees could harm our business and reputation.”

●	We may incur employment related claims or other types of claims and costs that could materially harm our business. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may incur employment related claims or other types of claims and costs that could materially harm our business.”

●	We operate in a highly competitive industry and may be unable to retain customer or market share. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We operate in a highly competitive industry and may be unable to retain customers or market share.”

●	Our manpower outsourcing business model has a short cashflow conversion cycle. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our manpower outsourcing business model has a short cashflow conversion cycle.”

●	Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner.”

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.”

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.”

●	Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal, and operational consequences.”

●	We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer.”

●	We rely on certain technology and software licensed from third parties. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We rely on certain technology and software licensed from third parties.”

●	Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.”

●	Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.”

●	We may be unable to effectively consolidate our recently acquired subsidiaries. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may be unable to effectively consolidate our recently acquired subsidiaries.”

Risks Related to Our Securities

●	We may not maintain the listing of our Class A ordinary shares on Nasdaq which could limit investors’ ability to make transactions in our Class A ordinary shares and subject us to additional trading restrictions. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions.”

●	The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors.”

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares, the market price for our Class A ordinary shares and trading volume could decline. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.”

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares for a return on your investment. You may not realize a return on your investment in our shares and you may even lose your entire investment. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.”

●	Short selling may drive down the market price of our Class A ordinary shares. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Short selling may drive down the market price of our Class A Shares.”

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.”

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders..”

●	As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.”

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.”

●	We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A ordinary shares less attractive to investors. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Shares less attractive to investors.”

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.”

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.”

●	Further issuances of Class B ordinary shares may result in a dilution of the percentage ownership of the existing holders of Class A ordinary shares as a total proportion of ordinary shares in the Company. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A ordinary shares as a total proportion of ordinary shares in the Company.”

●	As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing standards. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing standards.”

●	Our stock option plan may adversely impact our financial results, and, in turn, could adversely impact the trading price of our Class A ordinary shares. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing standards.”

●	We may fail to maintain compliance with the continued listing requirements of the Nasdaq Capital Market in the future, which could lead to the delisting of our Class A ordinary shares. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We may fail to maintain compliance with the continued listing requirements of the Nasdaq Capital Market in the future, which could lead to the delisting of our Class A ordinary shares.”

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Our director and Chief Executive Officer, Xiaowei Fu, beneficially owns approximately 99.98% of our voting power as of the date of this prospectus and we are a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we are a “controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our Class A ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our Class A ordinary shares.

Corporate Information

YY Group Holding Limited was incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is yygroupholding.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A ordinary shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Even if our board of directors has the discretion regarding whether to declare or pay dividends, the form, frequency and amount of the dividends, subject to certain restrictions under the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, including: (a) all dividends must be authorized by a resolution of directors (being a simple majority of directors at a duly convened meeting or by written resolution in each case in accordance with the Amended and Restated Memorandum and Articles of Association), by which our board of directors may authorize a distributions at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (ii) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately after paying the dividend; (iii) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized; (iv) the directors must notify each shareholder of any dividend authorized by them; (v) no interest accrues on any dividend; and (vi) if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

In the event we consider distributing a dividend in the future, our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our shares

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder no right to share in the distribution of any surplus assets of the Company on its liquidation and no right to share in any distribution paid by the Company in accordance with the Companies Act and the Amended and Restated Memorandum and Articles of Association.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus before making an investment in our Class A ordinary shares, including the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Class A ordinary shares could decline and you could lose all or part of your investment.

The issuance of additional Class A ordinary shares or convertible securities may dilute your ownership and could adversely affect the share price.

From time to time in the future, we may issue additional Class A ordinary shares or securities convertible into Class A ordinary shares pursuant to a variety of transactions, including acquisitions. Additional ordinary shares may also be issued upon exercise of outstanding stock options and warrants to purchase Class A ordinary shares. The issuance by us of additional Class A ordinary shares or securities convertible into Class A ordinary shares would dilute your ownership in us and the sale of a significant number of such shares in the public market could adversely affect prevailing market prices of our Class A ordinary shares.

Issuing additional Class A ordinary shares of YY Group Holding Limited, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of our Class A ordinary shares, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of our Class A ordinary shares bear the risk that our future offerings may reduce the market price of our Class A ordinary shares and dilute their percentage ownership.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for business expansion, potential acquisitions, working capital, and other general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor,

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and/or units consisting of two or more of these classes or series of securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000.

DESCRIPTION OF ORDINARY SHARES

General

As of the date of this prospectus, under our amended and restated memorandum of association, the authorized shares of the Company consist of an unlimited number of shares, divided into Class A ordinary shares of no-par value, and Class B ordinary shares of no-par value (up to a maximum of 5,000,000 Class B ordinary shares) and there are 3,201,764 Class A ordinary shares and 5,000,000 Class B ordinary shares issued and outstanding as of the date of the prospectus.

A description of our ordinary shares can be found under the heading “Exhibit 2.1. Description of Securities” in our 2025 Annual Report, and any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares, or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A ordinary shares, debt securities or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material British Virgin Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and a warrant agent (if applicable) may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will incur SEC registration fee, printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by Ellenoff Grossman& Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes (British Virgin Islands). Certain legal matters as to Singapore law will be passed upon for us by Triangle Legal LLC. Certain legal matters as to Malaysian law will be passed upon for us by HL Tan Lim & Partners. Ellenoff Grossman & Schole LLP may rely upon Mourant Ozannes (British Virgin Islands) with respect to matters governed by British Virgin Islands law, Triangle Legal LLC with respect to matters governed by Singapore law, and HL Tan Lim & Partners with respect to matters governed by Malaysian law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus to the 2025 Annual Report, have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza, Suite 830, New York, NY 10001, United States.

ENFORCEMENT OF CIVIL LIABILITIES

British Virgin Islands

We have been advised by our BVI legal counsel, Mourant Ozannes (British Virgin Islands), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. The United States is not a country to which the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore applies, and accordingly a judgment of a United States court cannot be registered for enforcement under that Act and may only be enforced, if at all, by way of a fresh common law action for the judgment debt. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgment to which the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. The United States is not listed as a reciprocating country in the First Schedule to REJA. To enforce a judgment issued in the United States in Malaysia under Malaysian common law principles, fresh proceedings must be initiated in a Malaysia court. There are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Reports on Form 6-K furnished to the SEC on April 28, 2026, June 16, 2026, June 24, 2026, and June 29, 2026; and

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 21, 2026, as amended by Amendment No. 1 to Form 20-F filed with the SEC on April 24, 2026; and

●	the description of our Class A ordinary shares contained in our registration statement on Form 8-A filed on April 18, 2024 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Zhi Yong (Jason) Phua

YY Group Holding Limited

60 Paya Lebar Road

#09-13/14/15/16/17

Paya Lebar Square

Singapore 409051

Tel: +65 9842 0085

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify each of our directors, officers and other persons as determined by our board of directors, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in connection with the execution or discharge of their duties, powers, authorities or discretions, except as a result of their own dishonesty, wilful default or fraud. This right of indemnification shall not exclude any other right to which any such person may be entitled.

Pursuant to our offer letters to directors, we agree to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement
4.1	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated here by reference to Exhibit 2.1 to Amendment No.1 to our Annual Report on Form 20-F (File No. 001-42026) filed by the Company with the SEC on April 24, 2026)
4.2*	Form of Indenture (including form of Debt Securities)
4.3**	Form of Warrant Agreement (including Warrant Certificate)
4.4**	Form of Subscription Right Agreement (including form of Right Certificate)
4.5**	Form of Unit Agreement (including form of Unit Certificate)
5.1*	Opinion of Mourant Ozannes (British Virgin Islands) regarding the validity of the securities being registered and certain British Virgin Islands legal matters
23.1*	Consent of Marcum Asia CPAs LLP, an independent registered public accounting firm
23.2*	Consent of Mourant Ozannes (British Virgin Islands) (included in Exhibit 5.1)
23.3*	Consent of Triangle Legal LLC
23.4*	Consent of HL Tan Lim & Partners
24.1*	Power of Attorney (included on the signature page)
107*	Calculation of Filing Fee Table

*	Filed herewith.

**	To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on July 10, 2026.

YY Group Holding Limited

By:	/s/ Xiaowei Fu
	Name:	Xiaowei Fu
	Title:	Chairman, Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiaowei Fu and Zhi Yong (Jason) Phua as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 10, 2026.

Signature	Title

/s/ Xiaowei Fu	Chairman, Chief Executive Officer and Executive Director
Xiaowei Fu

/s/ Fan Zhang	Business Development Director and Executive Director
Fan Zhang

/s/ Zhi Yong (Jason) Phua	Chief Financial Officer
Zhi Yong (Jason) Phua

/s/ Kai Ching Lim	Independent Director
Kai Ching Lim

/s/ York Chao (Nicholas) Ngoh	Independent Director
York Chao (Nicholas) Ngoh

/s/ Yongxian Chan	Independent Director
Yongxian Chan

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of YY Group Holding Limited has signed this registration statement in Newark, Delaware on July 10, 2026.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Collen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.